July 10, 2006

Oppenheimer Senior Floating Rate Fund
addressStreet6803 S. Tucson Way
CityplaceEnglewood, StateCO PostalCode80112

Dear Ladies and Gentlemen:

      This opinion is being  furnished to  Oppenheimer  Senior  Floating
Rate Fund, a  Massachusetts  business trust (the "Fund"),  in connection with  the  registration  on the  approximate  date  of this  opinion  of additional  Class A and Class C shares  of  beneficial  interest  in the amount  designated  on the cover  page of Form N-2 under the  Securities
Act of 1933,  as amended,  and the  Investment  Company Act of 1940,  as amended, (the "Registration  Statement") to be filed with the Securities and Exchange Commission by the Fund and to which Registration  Statement this opinion is an Exhibit.  As counsel for the Fund,  we have  examined
the  Registration  Statement,  such  statutes,  regulations,   corporate
records and other  documents and reviewed such  questions of law that we deemed necessary or appropriate for the purposes of this opinion.

      Based  upon  the  foregoing,  we  are  of  the  opinion  that  the additional  Class A and Class C shares to be issued as  described in the
Registration  Statement have been duly authorized and,  assuming receipt of proper  consideration  therefor,  will be legally and validly issued, fully paid and  non-assessable  (except for the  potential  liability of
shareholders   described   in  the  Fund's   Statement   of   Additional
Information under the caption  "Shareholder and Trustee Liability" under
"How the Fund is Managed - Organization and History").

      We hereby  consent to the filing of this  opinion as an exhibit to
the   Registration   Statement  and  to  the  reference  to  us  in  the
Registration  Statement.  We do not thereby admit that we are within the category of persons  whose  consent is required  under  Section 7 of the
1933 Act or the rules and  regulations  of the  Securities  and Exchange
Commission thereunder.

                                    Sincerely,

                                  /s/ Allan B. Adams

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.